Exhibit 10.13

TERMINATION OF THE FIRST
AMENDED AND RESTATED
SHAREHOLDER'S AGREEMENT

WHEREAS, Internal Fixation Systems, Inc. (the "Company"), Kenneth West, Matthew Endara, Christopher Endara, Dr. Jaime Carbonell and Dr. Stephen Dresnick have previously entered into that certain First Amended And Restated Shareholder's Agreement, dated as of May 15, 2009 (the "Agreement"); and

WHEREAS, the parties to the Agreement desire by mutual agreement to terminate the Agreement in all respects other than as it relates to the issuance of shares of common stock of the Company thereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Agreement be, and hereby is, terminated in all respects, other than the Schedule A thereto which specifies each party's share ownership in the Company.

2. There are no agreements, warranties or representations relating to the Agreement which are not set forth therein or herein. This Termination may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto. This Termination may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

By:

IN WITNESS WHEREOF, the parties hereto have duly executed this Termination the day and date first above written.

INTERNAL FIXATION SYSYTEMS, INC

By:	/s/ Dr. Stephen Dresnick
Name: Dr. Stephen Dresnick
Title: President and Chief Executive Officer

/s/ Dr. Stephen Dresnick
Dr. Stephen Dresnick

/s/ Mathew Endara
Mathew Endara

/s/ Christopher Endara
Chistopher Endara

/s/ Dr Jaime Carbonell
Dr Jaime Carbonell

/s/ Kenneth West
Kenneth West

Date: March 18, 2010